    As filed with the Securities and Exchange Commission on September 23, 1998

                                             Registration No. 333-____________




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               BORDERS GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Michigan                                     38-3196915
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                           500 East Washington Street
                           Ann Arbor, Michigan 48104
               (Address of principal executive offices) (Zip Code)

                   BORDERS GROUP, INC. 1998 STOCK OPTION PLAN
                            (Full title of the plan)

                             Thomas D. Carney, Esq.
                  Vice President, Secretary and General Counsel
                               Borders Group, Inc.
                           500 East Washington Street
                            Ann Arbor, Michigan 48104
                                 (734) 913-1977
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                             Amount of            Proposed Maximum        Proposed Maximum
Title of Securities to    Securities to be       Offering Price Per      Aggregate Offering          Amount of
     be Registered           Registered (1)          Share (2)                Price              Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock               2,000,000 shares     $ 25.40625             $ 50,812,500            $  14,990
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the Borders Group, Inc. 1998 Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on September 21, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Borders Group, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         1. The Company's Annual Report on Form 10-K for the year ended January 25, 1998.

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

         3. The description of the Common Stock of the Company set forth in the Form 8-B of the Company dated August 28, 1996.

         All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         Article IX of the Company's Articles of Incorporation provides that the Company shall indemnify to the fullest extent permitted by the Business Corporation Act of Michigan the ("MBCA") any director or officer. In addition, the Company may, by action by the Board of Directors, provide rights to indemnification to employees and agents similar to the foregoing indemnification of directors and officers.

         Under Sections 561, et seq. of the MBCA, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation (or such other entity) against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the relevant circumstances, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation and a written affirmation of such person of his good faith belief that he is entitled to indemnification under the standards of conduct of the statute.

         Policies of insurance will be maintained by the Company under which directors and officers of the Company will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer.

         Article VIII of the Company's Articles of Incorporation provides that, to the fullest extent permitted by the MBCA, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 551(l) of the MBCA or (iv) for any transaction from which the director derived an improper personal benefit.


Item 8.  Exhibits

        5.1 Opinion of Thomas D. Carney regarding the validity and offering of the Common Stock being registered.

       23.1   Consent of PricewaterhouseCoopers LLP.


Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 23rd day of September, 1998.

                               BORDERS GROUP, INC.

                               By:    /s/ Robert F. DiRomualdo
                                  --------------------------------------------
                                          Robert F. DiRomualdo
                                          Chairman and Chief Executive Officer


                                POWER OF ATTORNEY



         We, the undersigned officers and directors of Borders Group, Inc., hereby severally and individually constitute and appoint Robert F. DiRomualdo and Thomas D. Carney, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




                    Name                                           Title                           Date
                    ----                                           -----                           ----
  /s/ Robert F. DiRomualdo                         Chairman, Chief Executive Officer and      September 23, 1998
---------------------------------------------     Director (Principal Executive Officer)
Robert F. DiRomualdo

  /s/ George R. Mrkonic                                 Vice Chairman and Director            September 23, 1998
---------------------------------------------
George R. Mrkonic
                                                Senior Vice President and Chief Financial
  /s/ Kenneth E. Scheve                         Officer (Principal Financial and Accounting   September 23, 1998
---------------------------------------------                    Officer)
Kenneth E. Scheve

 /s/ Peter R. Formanek                                           Director                     September 23, 1998
---------------------------------------------
Peter R. Formanek

  /s/ Amy B. Lane                                                Director                     September 23, 1998
---------------------------------------------
Amy B. Lane

  /s/ Victor L. Lund                                             Director                     September 23, 1998
---------------------------------------------
Victor L. Lund

  /s/ Larry Pollock                                              Director                     September 23, 1998
---------------------------------------------
Larry Pollock

  /s/ Leonard A. Schlesinger                                     Director                     September 23, 1998
---------------------------------------------
Leonard A. Schlesinger

  /s/ Edna Greene Medford                                        Director                     September 23, 1998
---------------------------------------------
Edna Greene Medford

                                  EXHIBIT INDEX

Exhibit No.      Description

      5.1        Opinion of Thomas D. Carney
     23.1        Consent of PricewaterhouseCoopers LLP